Exhibit 32

AEROSONIC CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Aerosonic Corporation 401(k) Plan (the “registrant”) on Form 11-K for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “report”), Aerosonic Corporation, as the Plan Administrator of the registrant, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

(2)

The information contained in the report fairly presents, in all material aspects, the financial condition and result of operations of the registrant.

October 15, 2004

Aerosonic Corporation

By:  /s/ Gary E. Colbert

Gary E. Colbert

Chief Financial Officer